                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                AMENDMENT NO. 1

                                       TO

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported)         June 28, 1996
                                                 -------------------------------



                             VSI Enterprises, Inc.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                     1-10927                 84-1104448
- --------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


5801 Goshen Springs Road, Norcross, Georgia                          30071
- --------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code         (770) 242-7566
                                                   -----------------------------



                                 Not applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 7.  Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

          The following financial statements of Integrated Network Services, Inc. are filed with this report:

                 Three months ended March 31, 1996 and 1995 (unaudited) Year ended December 31, 1995
                 Year ended December 31, 1994


     (b)  Pro Forma Financial Information

          The following unaudited pro forma condensed consolidated financial statements are filed with this report:

                 Pro Forma Condensed Consolidated Balance Sheet:
                  March 31, 1996

                 Pro Forma Condensed Consolidated Statement of Operations:
                  Three months ended March 31, 1996
                  Three months ended March 31, 1995
                  Year ended December 31, 1995
                  Year ended December 31, 1994

                       INTEGRATED NETWORK SERVICES, INC.
                                 BALANCE SHEET
                    THREE MONTHS ENDED MARCH 31, 1996 & 1995
                                   UNAUDITED




                                                        3/31/96       3/31/95
ASSETS
Current Assets:
 Cash                                                 $ (303,892)   $ (391,864)
 Certificate of deposit, restricted                   $   58,547    $  166,107
 Trade receivables, less allowance for doubtful
  accounts of $353,496 (1996) and $155,419 (1995)     $1,651,034    $2,517,466
 Unbilled receivables                                 $  208,553    $  170,320
 Inventory                                            $  348,856    $  639,941
 Prepaid expenses                                     $   96,049    $  101,573
 Other receivables                                    $   46,785    $   75,788

 Total Current Assets                                 $2,105,932    $3,279,331

Property and Equipment:
 Vehicle                                              $   15,663    $   15,663
 Furniture & Fixtures                                 $  121,615    $   92,915
 Computers & Software                                 $  610,685    $  540,477
 Leasehold Improvements                               $    5,573    $    2,713
                                                      $  753,536    $  651,768
Less Accumulated Depreciation                         $ (399,414)   $ (265,152)
 Total Property and Equipment                         $  354,122    $  386,616

Other Assets:
 Deposits                                             $   21,205    $   21,484

 TOTAL ASSETS                                         $2,481,259    $3,687,431


                                                        3/31/96       3/31/95
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Accounts payable                                     $1,333,202    $1,038,939
 Accrued and other liabilities                        $  324,814    $  381,757
 Borrowings under line of credit                      $  925,028    $1,079,182
 Advance from affiliate                               $   94,421    $  133,997
 Deferred revenue                                     $  208,136    $   59,876
 Deferred income taxes                                $   35,749    $  398,674

 Total Current Liabilities                            $2,921,350    $3,092,425

Deferred income taxes, less current portion           $   30,567    $   28,421

Stockholders Equity:
 Common stock, $.001 par value, 11,000,000 shares
  authorized, 70,923 issued @ 3/31/96.                $    3,225    $    3,225
 Related earnings                                     $  156,504    $  684,255
 Current year earnings (loss)                         $ (238,235)   $  107,696
                                                      $  (78,506)   $  795,176
Less cost of 8,057 and 2,297 treasury shares          $ (392,152)   $ (228,591)
 Total stockholders equity                            $ (470,658)   $  566,585

 TOTAL LIABILITIES AND EQUITY                         $2,481,259    $3,687,431

                       INTEGRATED NETWORK SERVICES, INC.
                              STATEMENT OF INCOME
                    THREE MONTHS ENDED MARCH 31, 1996 & 1995
                                   UNAUDITED




                                                        3/31/96       3/31/95

 Net Revenues                                         $1,472,047    $3,010,423
 Cost of Services & Goods Sold                        $1,134,182    $2,039,277

  Gross Profit                                        $  337,865    $  971,146

 Selling, General & Administrative Expenses           $  613,472    $  777,864

  Operating Income (Loss)                             $ (275,607)   $  193,282

 Nonoperating Income (Expense)
  Interest Income                                     $        8    $      618
  Interest Expense                                    $  (64,737)   $  (40,049)

 Total Nonoperating Income (Expense)                  $  (64,729)   $  (39,431)

 Net Income (Loss) before Income Taxes                $ (340,336)   $  153,851

 Income Tax Benefit (Expense)                         $  102,101    $  (46,155)

 Net Income (Loss)                                    $ (238,235)   $  107,696

                      INTEGRATED NETWORK SERVICES, INC.
                           STATEMENT OF CASH FLOWS
                   THREE MONTHS ENDED MARCH 31, 1996 & 1995
                                  UNAUDITED




                                                       3/31/96      3/31/95
Cash Flows from Operating Activities
 Net Income                                          $  (238,235)   $ 107,696
 Adjustments to reconciled net income to net
  cash provided by operating activities.
 Depreciation                                        $    30,000    $  30,000
 Bad Debt                                            $   (62,906)   $ (28,413)

Changes in operating assets and liabilities:
 (Increase) Decrease in trade receivables            $ 2,184,982    $(396,234)
 (Increase) Decrease in other receivables            $    51,491    $ 349,506
 (Increase) in other assets                          $   (41,345)   $ (90,275)
 (Increase) Decrease in other receivables            $   189,163    $ (42,516)
 (Decrease) in accounts payable                      $  (569,858)   $(298,407)
 Increase (Decrease) in accrued exp & other liab     $   (35,950)   $ 222,842
 Increase (Decrease) in deferred revenue             $   (80,437)   $ (79,575)

 Net cash generated by operating activities          $ 1,426,905    $(225,376)

Cash Flows from Investing Activities:
 Purchase of property and equipment                  $         0    $ (49,580)

 Net cash used in investing activity                 $         0    $ (49,580)

Cash Flows from Financing Activities:
 Net payments under line of credit agreement         $(1,749,198)   $ (30,501)
 Net payments under short-term notes-related party   $   (21,772)   $  (2,827)

 Net cash used by financing activities               $(1,770,970)   $ (33,328)

Decrease in Cash                                     $  (344,065)   $(308,284)
Cash, Beginning                                      $    40,173    $ (83,580)

Cash, Ending                                         $  (303,892)   $(391,864)

                       INTEGRATED NETWORK SERVICES, INC.

                              FINANCIAL STATEMENTS

                               DECEMBER 31, 1995

                 [LETTERHEAD TILLER, STEWART & COMPANY, LLC]


                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Integrated Network Services, Inc.
Roswell, Georgia

We have audited the accompanying balance sheet of Integrated Network Services, Inc. as of December 31, 1995, and the related statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Integrated Network Services, Inc. as of December 31, 1995, the results of its operations, the changes in its stockholders' equity, and its cash flows for the year then ended in conformity with generally accepted accounting principles.



/s/ Tiller, Stewart & Company, LLC


Lawrenceville, Georgia
June 12, 1996 except for Note 12 as to which the date is June 28, 1996.

                      INTEGRATED  NETWORK  SERVICES,  INC.

                                 BALANCE SHEET
                               December 31, 1995

ASSETS
=====================================================================================
CURRENT ASSETS
  Cash                                                                    $    40,173
  Certificate of deposit, restricted                                           58,547
  Trade receivables, less allowance for doubtful
    accounts of $416,402                                                    3,773,110
  Unbilled receivables                                                         37,411
  Costs and estimated earnings in excess of billings on
    uncompleted contracts                                                     206,361
  Inventory                                                                   556,819
  Prepaid expenses                                                             41,019
  Other receivables                                                            29,616
  Receivables from stockholders                                                14,641
                                                                          -----------

     Total current assets                                                   4,757,697
                                                                          -----------

PROPERTY AND EQUIPMENT
  Vehicle                                                                      15,663
  Furniture and fixtures                                                      121,615
  Computers and software                                                      610,685
  Leasehold improvements                                                        5,573
                                                                          -----------
                                                                              753,536
  Less accumulated depreciation                                              (369,414)
                                                                          -----------

     Total property and equipment                                             384,122
                                                                          -----------

OTHER ASSETS
  Deposits                                                                     34,890
                                                                          -----------

          TOTAL                                                           $ 5,176,709
                                                                          ===========

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
===============================================================================

CURRENT LIABILITIES
  Accounts payable                                                        $ 1,903,060
  Accrued and other liabilities                                               601,356
  Borrowings under line of credit                                           2,674,226
  Advances from affiliate                                                     116,193
  Deferred revenue                                                            113,995
  Billings in excess of costs and estimated earnings                          174,578
  Deferred income taxes                                                        15,622
                                                                          -----------

     Total current liabilities                                              5,599,030
                                                                          -----------

DEFERRED INCOME TAXES, less current portion                                    30,567
                                                                          -----------

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 11,000,000 shares
    authorized, 22,549 shares issued                                            3,225
  Retained earnings                                                           (63,961)
                                                                          -----------
                                                                              (60,736)
  Less cost of 8,057 shares of common stock held in treasury                 (392,152)
                                                                          -----------

     Total stockholders' equity                                              (452,888)
                                                                          -----------

          TOTAL                                                           $ 5,176,709
                                                                          ===========





   The accompanying notes are an integral part of these financial statements.

                       INTEGRATED NETWORK SERVICES, INC.

                              STATEMENT OF INCOME
                          Year Ended December 31, 1995


===============================================================================

NET REVENUES                                                               $ 8,530,521

COST OF SERVICES PROVIDED AND GOODS SOLD                                     5,910,559
                                                                           -----------

     Gross profit                                                            2,619,962

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                                 2,334,813
                                                                           -----------

     Operating income (loss)                                                   285,149
                                                                           -----------

NONOPERATING INCOME (EXPENSE)
  Interest income                                                                2,853
  Interest expense                                                            (253,553)
                                                                           -----------

     Total nonoperating income (expense)                                      (250,700)
                                                                           -----------

     Net income (loss) from continuing operations before income taxes           34,449

INCOME TAX (PROVISION) BENEFIT                                                 (10,483)
                                                                           -----------

NET INCOME (LOSS) FROM CONTINUING OPERATIONS                                    23,966

DISCONTINUED OPERATIONS
  Income (loss) from operations of discontinued divisions (less
    applicable income taxes of $235,671)                                      (539,053)

  Loss on disposal of divisions, including provision of $313,453 for operating losses during the phase-out period (less applicable
    income taxes of $101,923)                                                 (233,130)
                                                                           -----------
NET INCOME (LOSS)                                                          $  (748,217)
                                                                           ===========





   The accompanying notes are an integral part of these financial statements.

                       INTEGRATED NETWORK SERVICES, INC.

                            STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1995

===============================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                                 $ (748,217)
  Adjustments to reconciled net income to net cash provided
    by operating activities:
    Depreciation                                                              134,262
    Bad debt                                                                  346,015

    Changes in operating assets and liabilities:
   (Increase) in trade receivables                                         (2,026,306)
    Decrease in other receivables                                             263,954
   (Increase) in other assets                                                 (43,127)
    Decrease in inventory                                                      40,606
    Increase in accounts payable                                              565,714
   (Decrease) in accrued expenses and other liabilities                        (2,210)
    Increase in deferred revenue                                              254,114
                                                                           ----------

     Net cash used by operating activities                                 (1,215,195)
                                                                           ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                         (151,348)
  Decrease in receivables from stockholders                                    43,632
  Acquisition of treasury stock                                              (163,561)
  Maturity of restricted certificate of deposits                              107,560
                                                                           ----------

     Net cash used in investing activities                                   (163,717)
                                                                           ----------

===============================================================================

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit agreement                             1,564,543
  Net payments under short-term notes-related parties                         (61,878)
                                                                            ---------

     Net cash provided by financing activities                              1,502,665
                                                                            ---------

INCREASE IN CASH                                                              123,753

CASH OVERDRAFT, Beginning                                                     (83,580)
                                                                            ---------

CASH, Ending                                                                $  40,173
                                                                            =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash payments for interest                                                $ 250,113
                                                                            =========





   The accompanying notes are an integral part of these financial statements.

                       INTEGRATED NETWORK SERVICES, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          Year Ended December 31, 1995




==============================================================================================
                                                                                    TOTAL
                                           COMMON      RETAINED     TREASURY     STOCKHOLDERS'
                                           STOCK       EARNINGS      STOCK          EQUITY
- ----------------------------------------------------------------------------------------------
Balance, December 31, 1994                 $3,225       $684,256    $(228,591)      $  458,890

Contingency payment on purchase
  of common stock                                                     (38,069)         (38,069)

Purchase of 4,110 shares of common
  stock                                                              (125,492)        (125,492)

Net income (loss)                                       (748,217)                     (748,217)
                                           ------       --------    ---------       ----------
Balance, December 31, 1995                 $3,225       $(63,961)   $(392,152)      $ (452,888)
                                           ======       ========    =========       ==========





   The accompanying notes are an integral part of these financial statements.

                        INTEGRATED NETWORK SERVICES, INC

                         NOTES TO FINANCIAL STATEMENTS
                          Year Ended December 31, 1995



1.       Description of Business, Ownership and Significant Accounting Policies

         A. Integrated Network Services, Inc. (INS) is an integration firm specializing in the connectivity of multi-protocol environments, ranging from small local area networks to large, enterprise wide networks employing WAN technologies to connect multiple sites. INS offers its customers a full portfolio of service options including consulting, design, installation, training, and maintenance support.

                 INS also performs mapping, design and drafting services for entities performing cable television system construction.

                 Effective December 1, 1995, the stockholders of INS and LAN Atlanta, Inc. (LAN) approved the merger of LAN with and into INS. LAN is a reseller of personal computer products and computer peripherals with its primary customer base in the southeastern United States. The transaction has been accounted for as a pooling of interests and, accordingly, the financial statements for the period presented include the accounts of LAN. As INS and LAN were presented in combined financial statements for the year ended December 31, 1994, no restatement is necessary.

         B. Depreciation is computed using the straight-line method. Estimated useful lives of assets are as follows:

                          Description                               Life
                          -----------                               ----
                          Vehicle                                   3 years
                          Furniture and fixtures                    5 years
                          Computer equipment                        5 years
                          Leasehold improvements                    3 years

         C. Revenues and profits on design and installation contracts are recognized using the "percentage of completion" method based on actual costs incurred as a percentage of estimated total costs of the individual contracts. Revisions in estimates are made when the circumstances requiring the revision become known. Provision is made for the entire amount of an estimated loss at the time a loss on a contract becomes apparent. Because of the inherent uncertainties in estimating costs, it is at least reasonably possible that the estimates used will change within the near term.

INTEGRATED NETWORK SERVICES, INC.


                 Contract costs include all non-computer hardware direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are charged to expense as incurred.

                 The asset "cost and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed on uncompleted contracts. The liability "billings in excess of costs and estimated earnings" represents billings in excess of revenues recognized on uncompleted contracts.

         D. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.
                 The Company's inventory is subject to rapid technological change. Management periodically evaluates the realizability of inventory in light of these developments. Inventory at December 31, 1995 includes an allowance of $41,200 to reduce inventory to the lower of cost and market. It is possible that management's estimate concerning the fair market value of these goods could change within the near term.

         E. Income taxes are recognized using Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

                 The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

         F. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.       Restricted Certificate of Deposits

         The Company holds a certificate of deposit for $58,547 that is pledged under a performance bond relating to a network installation.

INTEGRATED NETWORK SERVICES, INC.


3.       Inventory

         A summary of inventories at December 31, 1995 follows:

                 Computer hardware and peripherals                      $496,984
                 Network installation equipment and materials             59,835
                                                                        --------

                 Total                                                  $556,819
                                                                        ========

4.       Line of Credit

         INS has a revolving credit facility with a commercial lender at December 31, 1995 which provides for maximum borrowings of $2,800,000. The credit facility includes an accounts receivable line of credit and an inventory floor plan arrangement for a period of four years, subject to termination provisions in the facility agreement.

         Advances under the facility bear interest at prime rate plus 2.5%, and certain administrative fees are assessed as part of the facility agreement. The facility is guaranteed and secured by a substantial amount of assets of INS.

         Under the terms of the agreement, INS is required to maintain certain ratios pertaining to level of indebtedness and level of working capital. The agreement also restricts activity related to items such as additional indebtedness and changes in capital structure. At December 31, 1995 INS was in violation of some of these covenants, which is an event of default under the financing agreement. On January 18, 1996, INS and the lender entered into a forbearance agreement that delayed the termination of the credit facility until March 10, 1996 (with certain extensions). The forbearance agreement contains provisions that reduce the maximum borrowings allowable to $2,000,000 by March 10, 1996 (with further reductions beyond that date). The forbearance agreement also contains additional terms restricting the Company's operations.

         Advances under line of credit at December 31, 1995           $2,674,226
                                                                      ==========

INTEGRATED NETWORK SERVICES, INC.


5.       Income Taxes

         The method of recognizing income and expenses on certain transactions differs between financial reporting and income tax reporting. The most significant of these differences relate to prior use of the cash method of accounting for income tax reporting.

         The components of income tax expense at December 31, 1995 are as follows:

                                                                         1995
         Current payable                                             $  (22,793)
         Net deferred due to temporary differences                     (304,318)
                                                                     ----------

         Total provision (benefit) for income taxes                  $ (327,111)
                                                                     ==========


         The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:


                                                                    December 31,
                                                                        1995
                                                                    ------------
         Deferred tax assets:
          Allowance method for bad debts                             $ 142,517
          Net operating loss carryforwards                             143,408
          Accrual of discontinued operations                           114,607
          Other                                                         28,023
                                                                     ---------
           Gross deferred tax assets                                   428,555
           Valuation allowance                                               -
                                                                     ---------
                                                                       428,555
                                                                     ---------

         Deferred tax liabilities:
          Accelerated depreciation                                     (30,567)
          Previous use of cash basis accounting
           for tax purposes                                           (444,177)
                                                                     ---------
                                                                      (474,744)
                                                                     ---------
          Net deferred tax asset (liability)                         $ (46,189)
                                                                     =========

INTEGRATED NETWORK SERVICES, INC.


         At December 31, 1995, INS had net operating loss carryforwards totaling approximately $419,000 for income tax purposes. Unless utilized earlier, such carryforwards expire beginning in 2006.

6.       Lease Commitments

         The Company leases office space under operating lease agreements. Future minimum lease payments under noncancelable operating leases with initial terms exceeding one year as of December 31, 1995 are as follows:

                 Year Ending December 31:
                 ------------------------
                          1996                                        $132,953
                          1997                                         138,271
                          1998                                          97,587
                          1999                                          86,086
                          2000                                          29,744
                                                                      --------

                          Total minimum lease payments                $484,641
                                                                      ========

         Rent expense under operating lease agreements is recognized for financial reporting purposes using the straight-line method over the terms of the respective lease agreements. Rent expense under operating lease agreements was $172,450 for the year ended December 31, 1995.

7.       Stockholders' Equity

         In conjunction with the merger of LAN into INS, (see Note 1), INS amended its articles of incorporation for the following items:

         - Authorized the issuance of 1,000,000 shares of preferred stock. At December 31, 1995, no shares of preferred stock had been issued.

         - Eliminated the class B common stock category. Holders of class B common stock received one share of common stock for each share of class B stock that was held.

         - Increased the authorized number of shares of common stock to 11,000,000.

INTEGRATED NETWORK SERVICES, INC.


8.       Related Parties

         INS, Inc. is an affiliate company owned by certain stockholders of Integrated Network Services, Inc. During 1995, INS, Inc. charged Integrated Network Services, Inc. management fees totaling $347,353. The owners of INS, Inc. did not receive salary compensation from Integrated Network Services, Inc. during the period the management fees were charged.

         MISTEK Systems, Inc., a company owned by certain stockholders of INS has advanced $116,193 to the Company. The advances are due on demand and bear interest at 7.5%. Interest expense on these advances totaled $9,035 for the year at December 31, 1995.

9.       Concentrations

         INS' integration services are performed primarily for hospitals and other health care facilities. These customers are located primarily in the eastern half of the United States. Approximately 57% of INS' total revenues for the year ended December 31, 1995 was generated from integration hardware sales and services.

         LAN's PC and peripheral sales accounted for approximately 29% of INS' total revenues for the year ended December 31, 1995. Approximately 67% of LAN's sales were to one customer.

         INS' cable television system design and drafting services accounted for approximately 14% of INS' total revenues for the year ended December 31, 1995. Approximately 48% of the cable television related revenue was derived from one customer in Chile. This customer is a joint venture of two American corporations; the customer is invoiced in U.S. dollars.

         The concentrations of credit risk with respect to trade receivables and unbilled trade receivables are, in management's opinion, considered minimal due to the Company's diverse customer base. Credit evaluations of customers' financial conditions are performed periodically, and the Company generally does not require collateral from its customers.

INTEGRATED NETWORK SERVICES, INC.


10.      Discontinued Operations

         In 1996, INS discontinued its operations in the cable television design and drafting services market and its operations in the commercial personal computer and peripheral market. Accordingly, these two business segments have been accounted for as discontinued operations for 1995, including provisions to reduce the related assets to estimated net realizable value and to estimate the operating losses during the 1996 phase out period.

11.      Subsequent Events

         On May 29, 1996, INS obtained a revolving credit facility that provides for maximum borrowings of $1,200,000, subject to collateral requirements. The initial proceeds from this loan were used to repay the Company's existing credit facility (see Note 4).

         On March 18, 1996, the Company's board of directors authorized and approved the issuance and award of 56,331 shares of common stock to management, employees, and existing shareholders. No consideration was received by the Company in conjunction with this issuance.

12.      Acquisition

         On June 28, 1996, a merger occurred whereby 100% of the outstanding common stock of INS was converted into the right to receive the stock of VSI Enterprises, Inc. The stock conversion ratio is one share of INS stock for 7.0498 shares of VSI stock.

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                           COMBINED FINANCIAL REPORT

                               DECEMBER 31, 1994

                    [LETTERHEAD TILLER, STEWART & COMPANY, LLC]

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors
Integrated Network Services, Inc. and LAN Atlanta, Inc.
Roswell, Georgia

We have audited the accompanying combined balance sheet of Integrated Network Services, Inc. and LAN Atlanta, Inc. as of December 31, 1994, and the related combined statements of income, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Integrated Network Services, Inc. and LAN Atlanta, Inc. as of December 31, 1994, the results of its operations, the changes in its stockholders' equity, and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ Tiller, Stewart & Company, LLC


Lawrenceville, Georgia
July 30, 1996

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                             COMBINED BALANCE SHEET
                               December 31, 1994

                                    ASSETS
===============================================================================

CURRENT ASSETS
  Certificates of deposit, restricted                                   $   166,107
  Trade receivables, less allowance for doubtful
    accounts of $183,832                                                  2,092,819
  Unbilled receivables                                                      359,748
  Costs and estimated earnings in excess of billings                         76,954
  Inventory                                                                 597,425
  Prepaid expenses                                                           19,571
  Other receivables                                                         100,639
  Receivables from stockholders                                              58,273
                                                                        -----------

     Total current assets                                                 3,471,536
                                                                        -----------

PROPERTY AND EQUIPMENT
  Vehicle                                                                    15,663
  Furniture and fixtures                                                     96,992
  Computers and software                                                    486,820
  Leasehold improvements                                                      2,713
                                                                        -----------
                                                                            602,188
  Less accumulated depreciation                                            (235,152)
                                                                        -----------

     Total property and equipment                                           367,036
                                                                        -----------

OTHER ASSETS
  Deposits                                                                   13,211
                                                                        -----------

          TOTAL                                                         $ 3,851,783
                                                                        ===========



                  See Notes to Combined Financial Statements


                                     -2a-

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                             COMBINED BALANCE SHEET
                               December 31, 1994

                   LIABILITIES  AND  STOCKHOLDERS'  EQUITY
===============================================================================

CURRENT LIABILITIES
  Bank overdraft                                                        $    83,580
  Accounts payable                                                        1,337,346
  Income taxes payable                                                       30,433
  Accrued expenses                                                          163,823
  Billings in excess of costs and estimated earnings                        104,992
  Borrowings under line of credit                                         1,109,683
  Note payable to former stockholder                                         41,247
  Deferred revenue                                                           34,459
  Deferred income taxes                                                     322,086
  Advances from affiliate                                                   136,824
                                                                        -----------

     Total current liabilities                                            3,364,473
                                                                        -----------

DEFERRED INCOME TAXES, less current portion                                  28,421
                                                                        -----------

STOCKHOLDERS' EQUITY
  Common stock                                                                3,225
  Retained earnings                                                         684,255
                                                                        -----------
                                                                            687,480
  Less cost of 2,297 shares of common stock held in treasury               (228,591)
                                                                        -----------

     Total stockholders' equity                                             458,889
                                                                        -----------

          TOTAL                                                         $ 3,851,783
                                                                        ===========



                  See Notes to Combined Financial Statements


                                     -2b-

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                          COMBINED STATEMENT OF INCOME
                          Year Ended December 31, 1994

===================================================================

NET REVENUES                                           $ 12,933,996

COST OF SERVICES PROVIDED AND GOODS SOLD                  9,885,055
                                                       ------------

     Gross Profit                                         3,048,941
                                                       ------------

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              2,979,458
                                                       ------------

     Operating income                                        69,483
                                                       ------------

NONOPERATING INCOME (EXPENSE)
  Interest income                                             6,529
  Interest expense                                         (126,401)
  Other                                                      66,463
                                                       ------------

     Total nonoperating income (expense)                    (53,409)
                                                       ------------

     Net income before income taxes                          16,074

INCOME TAX PROVISION                                         74,708
                                                       ------------

NET LOSS                                               $    (58,634)
                                                       ============


                  See Notes to Combined Financial Statements.

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

             COMBINED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                          Year Ended December 31, 1994



====================================================================================================
                                                                                          TOTAL
                                      COMMON       RETAINED          TREASURY          STOCKHOLDERS'
                                      STOCK        EARNINGS            STOCK              EQUITY
- ----------------------------------------------------------------------------------------------------
Balance, December 31, 1994
  as previously reported             $ 3,225      $1,487,456       $  (90,426)           $ 1,400,255

Prior period adjustments                   -        (711,827)         (17,510)              (729,337)
                                     -------      ----------       ----------            -----------

Balance, December 31, 1994
  as restated                          3,225         775,629         (107,936)               670,918

Reissuance of 1,485 shares of LAN
  common stock previously held in
  treasury                                           (32,740)          32,740                      -

Purchase of 2,297 shares of LAN
  common stock                                                       (153,395)              (153,395)

Net income (loss)                          0         (58,634)               0                (58,634)
                                     -------      ----------       ----------            -----------

Balance at December 31, 1995         $ 3,225      $  684,255       $ (228,591)           $   458,889
                                     =======      ==========       ==========            ===========




                  See Notes to Combined Financial Statements.

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1994



=============================================================================

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                               $  (58,634)
  Adjustments to reconciled net income to net cash provided
    by operating activities:
    Depreciation                                                            102,200
    Bad debt recovery                                                        (9,936)

    Changes in operating assets and liabilities:
    Decrease in trade receivables                                           850,883
   (Increase) in other receivables                                         (488,894)
   (Increase) in other assets                                                (7,213)
   (Increase) in inventory                                                 (226,371)
   (Decrease) in accounts payable                                          (190,741)
   (Decrease) in accrued expenses and other liabilities                     (21,110)
   (Decrease) in deferred revenue                                           (33,659)
                                                                         ----------

     Net cash used by operating activities                                  (83,475)
                                                                         ----------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                       (173,458)
  Increase in receivables from stockholders                                 (58,273)
  Acquisition of treasury stock                                            (111,860)
  Purchase of restricted certificate of deposits                           (166,107)
                                                                         ----------

     Net cash used in investing activities                               $ (509,698)
                                                                         ----------




                 See Notes to Combined Financial Statements.


                                     -5a-

                       INTEGRATED NETWORK SERVICES, INC.
                                      AND
                               LAN ATLANTA, INC.

                        COMBINED STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1994



==============================================================================

CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowings under line of credit agreement                                      $ 440,312
  Net borrowings under short-term notes-related parties                                 37,846
                                                                                     ---------

     Net cash provided by financing activities                                         478,158
                                                                                     ---------

DECREASE IN CASH                                                                      (115,015)

CASH, Beginning                                                                         31,435
                                                                                     ---------

CASH OVERDRAFT, Ending                                                               $ (83,580)
                                                                                     =========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash payments for interest                                                         $ 116,526
                                                                                     =========

  Cash payments for income taxes                                                     $       -
                                                                                     =========

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
  During 1994, an installment note obligation was incurred as consideration given in the acquisition of common stock for the treasury. At December 31, 1994, this note had a remaining balance of $41,247.



                   See Notes Combined Financial Statements.


                                     -5b-

                        INTEGRATED NETWORK SERVICES, INC
                                      AND
                               LAN ATLANTA, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                          Year Ended December 31, 1994

1.       Description of Business, Ownership and Significant Accounting Policies

         A. Integrated Network Services, Inc. (INS) is an integration firm specializing in the connectivity of multi-protocol environments, ranging from small local area networks to large, enterprise wide networks employing WAN technologies to connect multiple sites. INS offers its customers a full portfolio of service options including consulting, design, installation, training, and maintenance support. INS's customer base is nationwide with primary concentration in the eastern half of the United States. LAN Atlanta, Inc. (LAN) is a reseller of PC products and computer peripherals with its primary customer base in the southeastern United States.

                 The accompanying combined financial statements include the assets, liabilities, stockholders' equity, revenues and expenses of INS and LAN. Combined financial statements are presented because both companies are controlled by a common group of stockholders. All material intercompany accounts have been eliminated in combination.

         B. Depreciation is computed using the straight-line method. Estimated useful lives of assets are as follows:

                          Description                               Life
                          -----------                               ----
                          Vehicle                                   3 years
                          Furniture and fixtures                    5 years
                          Computer equipment                        5 years
                          Leasehold improvements                    3 years

         C. Revenues and profits on design and installation contracts are recognized using the "percentage of completion" method based on actual costs incurred as a percentage of estimated total costs of the individual contracts. Revisions in estimates are made when the circumstances requiring the revision become known. Provision is made for the entire amount of an estimated loss at the time a loss on a contract becomes apparent.





                                      -6a-

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC.

                 Contract costs include all non-computer hardware direct material and labor costs and those indirect costs related to contract performance. General and administrative expenses are charged to expense as incurred.

                 The asset "cost and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed on uncompleted contracts. The liability "billings in excess of costs and estimated earnings" represents billings in excess of revenues recognized on uncompleted contracts.

         D. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method.

         E. The concentrations of credit risk with respect to trade receivables and unbilled trade receivables are, in management's opinion, considered minimal due to the Companies' diverse customer base. Credit evaluations of their customers' financial conditions are performed periodically, and the Companies' generally do not require collateral from their customers.

                 Trade and unbilled receivables include approximately $417,000 due from services performed by INS's branch operation in Chile. The customer served in Chile is a joint venture of two American corporations; the customer is invoiced and pays in U.S. dollars directly to INS in the United States.

         F. Income taxes are provided for INS and LAN using Statement of Financial Accounting Standard No. 109 "Accounting for Income Taxes" which requires the use of the liability method of accounting for deferred income taxes.

                 The provision for income taxes includes federal and state income taxes currently payable and those deferred because of temporary differences between the financial statement and tax bases of assets and liabilities.

2.       Restricted Certificate of Deposits

         The Companies hold two certificates of deposit totalling $166,107 that are restricted under the following agreements:

         - A $110,000 certificate of deposit is pledged as collateral on a letter of credit in conjunction with LAN's line of credit (see Note 4).

         - A $56,107 certificate of deposit is pledged under a performance bond relating to a network installation.




                                        -6b-                           Continued

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC.

3.       Inventory

         A summary of inventories at December 31, 1994 follows:

                 Computer hardware and peripherals                    $463,960
                 Network installation equipment and materials          133,465
                                                                      --------

                                                                      $597,425
                                                                      ========

4.       Line of Credit

         LAN has a revolving credit facility with a commercial lender at December 31, 1994 which provides for maximum borrowings of $1,100,000. The credit facility includes an accounts receivable line of credit and an inventory floor plan arrangement for a period of four years, subject to termination provisions in the facility agreement.

         Advances under the facility bear interest at prime rate plus 2.5%, and certain administrative fees are assessed as part of the facility agreement. The facility is secured by substantially all assets of LAN, and it is guaranteed by INS.

         Under the terms of the agreement, the Companies are required to maintain certain ratios pertaining to level of indebtedness and level of working capital. The agreement also restricts activity related to items such as additional indebtedness and changes in capital structure. At December 31, 1994 the Companies were in violation of some of these covenants. A waiver of covenant was not requested from the lender as of December 31, 1994 as the Company anticipates repayment of all outstanding sums due under this agreement in the first quarter of 1995 (see Note 13).

         Advances under line of credit at December 31, 1994           $1,109,683
                                                                      ==========

5.       Advances from Affiliate

         INS has advances of $136,824 payable to MISTEK Systems, Inc. a company owned by certain shareholders of INS. The advances are due on demand and bear interest at 7.5%. Interest expense on these advances amounted to $6,270 for the year ended December 31, 1994.




                                        -6c-                           Continued

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC.

6.       Note Payable to Former Stockholder

         LAN has a note payable to a former stockholder for $41,247 relating to the acquisition (for treasury stock) of his ownership interest in LAN. The note is non-interest bearing with payment terms of $10,000 per month.

7.       Income Taxes

         The method of recognizing income and expenses on certain transactions differs between financial reporting and income tax reporting. The most significant of these differences relate to use of the cash method of accounting for income tax reporting and accelerated depreciation methods for income tax reporting.

         The various components of the income tax provision are as follows:

                 Income tax currently payable                           $30,433

                 Deferred income tax based on timing differences         44,275
                                                                        -------

                          Provision for income taxes                    $74,708
                                                                        =======

         The nature and amount of the components of deferred income liability (benefit) are as follows:

                 Cash basis accounting for tax purposes                $376,316

                 Accelerated depreciation methods for tax purposes       28,421

                 Other                                                  (54,230)
                                                                       --------

                          Deferred income tax liability                $350,507
                                                                       ========

         At December 31, 1994 LAN had net operating loss carryforwards totalling approximately $488,000 for income tax purposes. Unless utilized earlier, such carryforwards expire beginning in 2006.





                                        -6d-                           Continued

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC

8.       Lease Commitments

         The Company leases office space under operating lease agreements. Future minimum lease payments under noncancelable operating leases as of December 31, 1994 are as follows:

                 Year Ending December 31:
                          1995                                         $116,237
                          1996                                          132,948
                          1997                                          138,265
                          1998                                           97,589
                          1999                                           86,086
                          After 1999                                     29,744
                                                                       --------

                          Total minimum lease payments                 $600,869
                                                                       ========

         Rent expense under operating lease agreements is recognized for financial reporting purposes using the straight-line method over the terms of the respective lease agreements. Rent expense under operating lease agreements was $82,273 for the year ended December 31, 1994.

9.       Common Stock

         INS has 500,000 shares authorized each of class A and class B stock with no par value. At December 31, 1994 there were 600 shares of class A stock issued and 11,269 shares of class B stock issued.

         LAN has 1,000,000 shares authorized with no par value. At December 31, 1994, there were 10,000 shares of stock issued.

10.      Major Customers and Vendors

         One LAN customer accounted for approximately 19% of combined net revenues for the year ended December 31, 1994. Trade accounts receivable from this customer totalled approximately $623,000 at December 31, 1994.

         Approximately 14% of 1994 goods available for sale were purchased from one LAN vendor.





                                        -6e-                           Continued

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC

11.      Contingent Liability

         INS is a defendant in a suit filed by certain minority stockholders of LAN who principally allege improper allocation of assets from LAN to INS. The complaint primarily seeks an accounting of inter-company transfers; a discrepancy, if found, would result in a transfer of an unspecified amount from INS to LAN. Management intends to vigorously contest this action, and they believe that the result will not have a material adverse effect on the Companies' combined financial position.

12.      Prior Period Adjustments

         Retained earnings at the beginning of the year ended December 31, 1994 has been restated to correct errors relating to depreciation computations, receivable collectibility and the allowance for doubtful accounts, inventory obsolescence, deferred income taxes, acquisition of treasury stock and other areas. Had the errors not been made net income and retained earnings in prior years would have been decreased by $711,827 net of income taxes of $120,538.

13.      Subsequent Events

         On March 29, 1995, INS and LAN executed revolving credit facility agreements providing total borrowing capacity of $2,800,000 subject to collateral amounts. The initial proceeds from this line were used to repay the existing line of credit and floor plan arrangement (see Note
         4). This revolving credit facility also includes provisions to maintain ratios affecting working capital, net income, and indebtedness. At December 31, 1995 INS was in violation of these covenants, which is an event of default under the financing agreement. On January 18, 1996, INS and the lender entered into a forbearance agreement which contained provisions that reduced the maximum borrowings allowable to $2,000,000. On May 29, 1996 INS obtained a revolving credit facility that provides for maximum borrowings of $1,200,000, subject to collateral requirements. The initial proceeds from this loan were used to repay the revolving credit facility obtained on March 29, 1995.

         Effective December 1, 1995, the stockholders of INS and LAN approved the merger of LAN with and into INS. The transaction has been accounted for as a pooling of interest.

         In 1996, INS discontinued its operations in the cable television design and drafting services market and its operations in the commercial personal computer and peripheral market.





                                        -6f-                           Continued

INTEGRATED NETWORK SERVICES, INC. AND LAN ATLANTA, INC

         On March 18, 1996, INS' board of directors authorized and approved the issuance and award of 56,331 shares to management, employees, and existing shareholders. No consideration was received by the Company in conjunction with this issuance.

         On June 28, 1996, 100% of the outstanding common stock of INS was converted into the right to receive the stock of VSI Enterprise, Inc.





                                        -6g-                          Concluded.

                                 INTRODUCTION

On June 28, 1996 VSI Enterprises, Inc. (VSI) acquired all outstanding shares of Integrated Network Services, Inc. (INS) in exchange for 500,000 shares of VSI common stock. The transaction was accounted for as a pooling of interests.
The pro forma condensed consolidated statements of operations for the three months ended March 31, 1996 and 1995, and for the years ended December 31, 1995 and 1994, assume that the transaction took place on January 1, 1994. The condensed consolidated balance sheet as of June 30, 1996 and condensed consolidated statements of operations for the six and three months ended June 30, 1996, and six and three months ended June 30, 1995 presented in the Registrant's June 30, 1996 quarterly report on form 10-Q reflects this transaction.

The unaudited pro forma condensed financial statements have been prepared by the Registrant based on assumptions deemed proper by it. The unaudited pro forma condensed consolidated financial statements presented herein are shown for illustrative purposes only and are not necessarily indicative of the future results of operations of the Registrant or results of operations of the Registrant that would have actually occurred had the transaction been in effect for the periods presented.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Registrant.

                        PRO FORMA FINANCIAL INFORMATION

                     VSI ENTERPRISES, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED  BALANCE SHEET
                                 MARCH 31, 1996
                                  (UNAUDITED)

                                                                                           Pro Forma Adjustments
                                                                              --------------------------------------------
                                                           Historical          INS (a)          Other (b)       Pro Forma
ASSETS                                                    -----------         ---------         --------       -----------

Current assets:
      Cash and cash equivalents                             1,912,430          (245,345)                         1,667,085
      Accounts receivable, net                              3,179,682         1,859,587                          5,039,269
      Inventories, net                                      3,762,618           348,856                          4,111,474
      Rental and demonstration inventory, net                 259,784                 -                            259,784
      Prepaid expenses                                        570,770           142,834                            713,604
                                                          -----------         ---------         --------       -----------
Total current assets                                        9,685,284         2,105,932                         11,791,216
                                                          -----------         ---------         --------       -----------
Property and equipment, net                                   984,154           354,122                          1,338,276
Software Development Costs                                  1,183,299                 -                          1,183,299
Costs in excess of net assets acquired, net                   724,378                 -                            724,378
Other assets                                                  100,530            21,205                            121,735
                                                          -----------         ---------         --------       -----------
                                                           12,677,645         2,481,259                -        15,158,904
                                                          ===========         =========         ========       ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Notes payable                                            646,277           925,028                          1,571,305
     Bank credit facilities                                   154,491                 -                            154,491
     Accounts payable                                       1,121,082         1,333,203                          2,454,285
     Accrued expenses                                         980,380           550,280                          1,530,660
     Deferred revenue                                         214,243           215,719                            429,962
                                                          -----------         ---------         --------       -----------
Total current liabilities                                   3,116,473         3,024,230                          6,140,703

Deferred rent                                                   7,289                 -                              7,289

Stockholders' equity:
     Common Stock                                               8,667             3,225           (3,100)            8,792
     Additional paid-in-capital                            28,685,588                 -         (389,052)       28,296,536
     Accumulated deficit                                  (18,973,040)         (154,044)                       (19,127,084)
     Treasury Stock                                                 -          (392,152)         392,152                 -
     Cumulative translation adjustment                       (167,332)                -                           (167,332)
                                                          -----------         ---------         --------       -----------
Total stockholders' equity                                  9,553,883          (542,971)               -         9,010,912
                                                          -----------         ---------         --------       -----------
                                                           12,677,645         2,481,259                -        15,158,904
                                                          ===========         =========         ========       ===========




(a) - To consolidate balance sheet of INS
(b) - To record pooling of interest merger

                        PRO FORMA FINANCIAL INFORMATION

                    VSI ENTERPRISES, INC. AND SUBSIDIAIRIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996
                                  (UNAUDITED)


                                                                         Pro Forma Adjustments
                                                               ---------------------------------------
                                               Historical       INS  (a)         Other      Pro Forma
                                               ----------      ---------        -------     ----------
Sales                                           2,000,622        967,936                     2,968,558

Costs and expenses
 Cost of product sales                          1,412,452        638,593                     2,051,045
 Selling, general and administrative            1,760,271        393,302                     2,153,573
 Research and development                         348,746           -                          348,746
                                               ----------      ---------        -------     ----------
                                                3,521,469      1,031,895           -         4,553,364
                                               ----------      ---------        -------     ----------
 Income (loss) from operations                 (1,520,847)       (63,959)          -        (1,584,806)

Other expenses                                     98,539         64,729                       163,268
                                               ----------      ---------        -------     ----------

Net income (loss) from continuing operations
  before income taxes                          (1,619,386)      (128,688)          -        (1,748,074)

Income taxes                                          -          (38,606)                      (38,606)
                                               ----------      ---------        -------     ----------

Net income (loss) from continuing operations   (1,619,386)       (90,082)          -        (1,709,468)
                                               ==========      =========        =======     ==========

Weighted average shares outstanding            34,654,391                       500,000 (b) 35,154,391
                                               ==========                       =======     ==========
Net loss per common share
  from continuing operations                        (0.05)                                       (0.05)
                                               ==========                                   ==========




 (a) - To consolidate results of operations of INS
 (b) - To reflect VSI common shares issued in connection with merger

                        PRO FORMA FINANCIAL INFORMATION

                    VSI ENTERPRISES, INC. AND SUBSIDIAIRIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995
                                  (UNAUDITED)


                                                                            Pro Forma Adjustments
                                                                 ---------------------------------------
                                                 Historical       INS  (a)         Other       Pro Forma
                                                 ----------      ---------        -------     ----------
Sales                                             2,766,705      1,246,359                     4,013,064

Costs and expenses
 Cost of product sales                            1,768,106        888,627                     2,656,733
 Selling, general and administrative              1,570,532        538,128                     2,108,660
 Research and development                           128,256              -                       128,256
                                                 ----------      ---------        -------     ----------
                                                  3,466,894      1,426,755              -      4,893,649
                                                 ----------      ---------        -------     ----------
 Income (loss) from operations                     (700,189)      (180,396)             -       (880,585)

Other expenses                                       95,519         39,431                       134,950
                                                 ----------      ---------        -------     ----------
Net income (loss) from continuing operations
  before income taxes                              (795,708)      (219,827)             -     (1,015,535)

Income taxes                                              -        (68,839)                      (68,839)
                                                 ----------      ---------        -------     ----------
Net income (loss) from continuing operations       (795,708)      (150,988)             -       (946,696)
                                                 ==========      =========        =======     ==========

Weighted average shares outstanding              27,268,586                       500,000 (b) 27,768,586
                                                 ==========                       =======     ==========
Net loss per common share
  from continuing operations                          (0.03)                                       (0.03)
                                                 ==========                                   ==========




 (a) - To consolidate results of operations of INS
 (b) - To reflect VSI common shares issued in connection with merger

                        PRO FORMA FINANCIAL INFORMATION

                    VSI ENTERPRISES, INC. AND SUBSIDIAIRIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)


                                                                          Pro Forma Adjustments
                                                                 ------------------------------------------
                                                 Historical       INS  (a)         Other         Pro Forma
                                                 ----------      ---------        -------        ----------
Sales                                            11,920,437      8,530,521                       20,450,958

Costs and expenses
 Cost of product sales                            8,344,196      5,910,559                       14,254,755
 Selling, general and administrative              6,784,710      2,334,813                        9,119,523
 Research and development                           953,955              -                          953,955
                                                 ----------      ---------        -------        ----------
                                                 16,082,861      8,245,372              -        24,328,233
                                                 ----------      ---------        -------        ----------

 Income (loss) from operations                   (4,162,424)       285,149              -        (3,877,275)

Other expenses                                      429,916        250,700                          680,616
                                                 ----------      ---------        -------        ----------

Net income (loss) from continuing operations
  before income taxes                            (4,592,340)        34,449              -        (4,557,891)

Income taxes                                              -         10,483                           10,483
                                                 ----------      ---------        -------        ----------

Net income (loss) from continuing operations     (4,592,340)        23,966              -        (4,568,374)
                                                 ==========      =========        =======        ==========

Weighted average shares outstanding              30,589,238                       500,000  (b)   31,089,238
                                                 ==========                       =======        ==========
Net loss per common share
  from continuing operations                          (0.15)                                          (0.15)
                                                 ==========                                      ==========




 (a) - To consolidate results of operations of INS
 (b) - To reflect VSI common shares issued in connection with merger

                        PRO FORMA FINANCIAL INFORMATION

                    VSI ENTERPRISES, INC. AND SUBSIDIAIRIES
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)


                                                                          Pro Forma Adjustments
                                                                -----------------------------------------
                                                Historical      INS  (a)          Other         Pro Forma
                                                ----------      ---------        -------       ----------
Sales                                           13,002,986      6,223,113                      19,226,099

Costs and expenses
 Cost of product sales                           9,058,538      4,072,203                      13,130,741
 Selling, general and administrative             5,778,501      1,710,676                       7,489,177
 Research and development                          483,194              -                         483,194
                                                ----------      ---------        -------       ----------
                                                15,320,233      5,782,879              -       21,103,112
                                                ----------      ---------        -------       ----------

 Income (loss) from operations                  (2,317,247)       440,234              -       (1,877,013)

Other expenses                                     345,107         53,409                         398,516
                                                ----------      ---------        -------       ----------
Net income (loss) from continuing operations
  before income taxes                           (2,662,354)       386,825              -       (2,275,529)


Income taxes                                             -        134,792                         134,792
                                                ----------      ---------        -------       ----------

Net income (loss) from continuing operations    (2,662,354)       252,033              -       (2,410,321)
                                                ==========      =========        =======       ==========

Weighted average shares outstanding             21,442,336                       500,000 (b)   21,942,336
                                                ==========                       =======       ==========
Net loss per common share
  from continuing operations                         (0.12)                                         (0.11)
                                                ==========                                     ==========




 (a) - To consolidate results of operations of INS
 (b) - To reflect VSI common shares issued in connection with merger

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        VSI ENTERPRISES, INC.



                                        By: /s/ B. R. Brewer
                                            ------------------------------------
                                            B. R. Brewer, President


Dated: September 10, 1996
      --------------------------------




                                     -2-